UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2015
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, the Compensation Committee of Limelight Networks, Inc. (the “Company”) approved amendments to employment agreements with some of its executive officers, including named executive officers Peter J. Perrone, Sajid Malhotra, and George Vonderhaar. The amendments were intended to harmonize terms and conditions of employment among similarly situated senior executives.
The harmonized employment arrangements for each of Messrs. Perrone, Malhotra, and Vonderhaar now include the following:

(i)
In the event Executive’s employment with the Company terminates for any reason (other than Cause), Executive will be entitled exercise any outstanding vested stock options until the first to occur of: (i) the date that is one year following the later of such termination of employment or the date upon which Executive ceases to be a Service Provider, (ii) the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement, or (iii) the ten year anniversary of the award’s original date of grant.

(ii)
In the event that the Company terminates the Executive’s employment without Cause, or he resigns for Good Reason, in either case other than in connection with a Change of Control transaction, he will receive (i) continued payment for 12 months of his then current annual salary, (ii) the actual earned cash incentive bonus for the current year, if any, pro-rated to the date of termination for Mr. Perrone, or the Target Annual Incentive for the year in which the termination occurs for Messrs. Malhotra and Vonderhaar, and (iii) reimbursement for premiums paid for continued health benefits under the Company’s health plans until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans Executive will receive.

(iii)
In the event that the Company consummates a Change of Control transaction, 50% of Executive’s then outstanding unvested Equity Awards will vest immediately with such vesting being applied in reverse order such that the Equity Awards with the latest vesting date first become non-forfeitable under this provision provided that there remain at least six months of vesting term remain after application of the reverse order vesting.

(iv)
In the event that the Company terminates the Executive’s employment without Cause, or he resigns for Good Reason, in either case in connection with a Change of Control transaction, the Executive will receive (i) continued payment for 12 months of his then current annual salary, (ii) 100% of the current year’s target annual incentive bonus, (iii) immediate vesting of 100% of his outstanding unvested Equity Awards, and (iv) reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

Additionally, Mr. Malhotra was promoted to the position of Chief Strategy Officer, with oversight over Procurement, Facilities and Investor Relations. Mr. Malhotra’s amended employment agreement provides that he will receive an annual base salary of $250,000 and is eligible to participate in the Company’s 2015 Management Bonus Plan with a target annual incentive of $200,000. Mr. Malhotra will no longer be eligible to receive a special performance bonus.
The above summary of the harmonized employment arrangements is qualified in its entirety by reference to the amendments to employment agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement between the Registrant and Peter J. Perrone dated June 19, 2015 (furnished herewith).
10.2	Amendment to Employment Agreement between the Registrant and Sajid Malhotra dated June 18, 2015 (furnished herewith).
10.3	Amendment to Employment Agreement between the Registrant and George Vonderhaar dated June 19, 2015 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: June 19, 2015	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement between the Registrant and Peter J. Perrone dated June 19, 2015 (furnished herewith).
10.2	Amendment to Employment Agreement between the Registrant and Sajid Malhotra dated June 18, 2015 (furnished herewith).
10.3	Amendment to Employment Agreement between the Registrant and George Vonderhaar dated June 19, 2015 (furnished herewith).